SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 20, 2009

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30883	01-0524931
(Commission File Number)	(I.R.S. Employer Identification No.)

399 Thornall Street, 12th Floor, Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

(800) 832-0228

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 20, 2009, the Company received notification from The NASDAQ Stock Market (“NASDAQ”) that the NASDAQ Listing Qualifications Panel (the “Panel”) has determined to grant the Company’s request to remain listed on The NASDAQ Capital Market, subject to the condition that, among other things, the Company evidence stockholders’ equity at or above $2.5 million on or before May 26, 2009. The Company is required to provide the Panel with prompt notification of any significant events concerning its ability to regain compliance with NASDAQ’s listing standards, and the Panel reserves the right to reconsider the terms of this exception under circumstances that make continued listing of the Company’s common stock on The NASDAQ Capital Market unwarranted. While the Company is working to regain compliance, there can be no assurance that the Company will be able to regain compliance by the deadline established by the Panel.

A copy of the press release announcing the notification from NASDAQ is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibit

99.1	Press Release dated March 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

I-MANY, INC.

By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr.
Vice President and General Counsel

March 24, 2009